                                                                    EXHIBIT 10.2

                          MUTUAL RISK MANAGEMENT LTD.


                    DEBENTURE REGISTRATION RIGHTS AGREEMENT

                               TABLE OF CONTENTS

                                                                                                    Page
                                                                                                    ----
1.   Definitions............................................................................           2

     1.1     Other Definitions..............................................................           5

2.   Registration Rights....................................................................           5

     2.1     Demand Registrations...........................................................           6
     2.2     Piggyback Registration.........................................................           9
     2.3     Obligations of the Issuers.....................................................           9
     2.4     Furnish Information............................................................          11
     2.5     Expenses of Registration.......................................................          11
     2.6     Underwriting Requirements......................................................          12
     2.7     Indemnification................................................................          13
     2.8     Termination of Registration Rights.............................................          16
     2.9     "Lock-Up" Agreement............................................................          16

3.   Indenture..............................................................................          16

4.   Miscellaneous..........................................................................          16

     4.1     Amendments; Waivers............................................................          16
     4.2     After-Acquired Shares..........................................................          17
     4.3     Successors and Assigns.........................................................          17
     4.4     Rights and Obligations of Transferees..........................................          17
     4.5     Further Assurances.............................................................          17
     4.6     Notices........................................................................          18
     4.7     Governing Law; Waiver of Jury Trial............................................          20
     4.8     Severability; Interpretation...................................................          21
     4.9     Table of Contents; Headings....................................................          21
     4.10    Entire Agreement...............................................................          21
     4.11    Counterparts...................................................................          21
     4.12    No Third-Party Beneficiaries...................................................          21
     4.13    Execution by Newco.............................................................          21

                                      (i)

                    DEBENTURE REGISTRATION RIGHTS AGREEMENT

         THIS DEBENTURE REGISTRATION RIGHTS AGREEMENT (this "Agreement") is made
                                                             ---------
as of May 17, 2001, by and among Mutual Risk Management Ltd., a company organized under the laws of Bermuda (the "Company"), and XL Insurance Ltd
                                          -------
("XL"), First Union Merchant Banking 2001, LLC, High Ridge Capital Partners II,
  --
L.P., Century Capital Partners II, L.P., Robert A. Mulderig and Taracay Investors Company (each, a "Purchaser" and, collectively, the "Purchasers") and
                            ---------                          ----------
Intrepid Funding Master Trust (the "RHINOS Debenture Holder").
                                    -----------------------

                                   RECITALS

         WHEREAS, the Company, the Purchasers and the RHINOS Debenture Holder are parties to that certain securities purchase agreement dated as of May 8, 2001 (the "Securities Purchase Agreement") pursuant to which the Purchasers have
           -----------------------------
agreed to purchase 9 3/8% convertible exchangeable debentures due 2006 of the Company in an aggregate principal amount of $112,500,000 (such debentures, together with any RHINOS Debentures issued on or prior to the closing date in respect of the purchase of debentures by the Purchasers, the "MRM Debentures")
                                                              --------------
and the RHINOS Debenture Holder has agreed to exchange RHINOS (as defined in the Securities Purchase Agreement) for RHINOS Debentures having a principal amount equal to the aggregate liquidation preference of the RHINOS tendered in exchange therefor;

         WHEREAS, the MRM Debentures are convertible into Company Shares or exchangeable for Newco Shares and/or Newco Debentures; and

         WHEREAS, in order to induce the Purchasers to enter into the Securities Purchase Agreement and to purchase the MRM Debentures, the Company, Newco and the Purchasers desire to enter into this Agreement for the purpose, among others, of establishing certain registration and other rights of the Holders (as defined below);

         NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

         1.    Definitions.


               (a)  "Act" shall mean the Securities Act of 1933, as amended.
                     ---

               (b)  "Agreement" shall have the meaning set forth in the Preamble
                     ---------
to this Agreement.

               (c)  "Business Day" shall mean any day that is not a Saturday,
                     ------------
Sunday or a day on which (i) commercial banks in New York City are authorized or required to close or (ii) the New York Stock Exchange is not open for trading.

               (d)  "Common Stock" shall mean the common stock or common shares
                     ------------
of the referenced Person.

               (e)  "Common Stock Equivalents" shall mean securities convertible
                     ------------------------
into or exercisable or exchangeable for Common Stock of the referenced Person.

               (f)  "Company" shall have the meaning set forth in the Preamble
                     -------
to this Agreement.

               (g)  "Company Securities" shall mean, collectively, the MRM
                     ------------------
Debentures and the Company Shares.

               (h)  "Company Shares" shall mean shares of Common Stock of the
                     --------------
Company issuable upon conversion of the MRM Debentures.

               (i)  "Debentures" shall mean, collectively, the MRM Debentures
                     ----------
and the Newco Debentures. For all purposes of this Agreement, references to Debentures shall be deemed to include a reference to the Voting Preferred Stock issued in connection therewith.

               (j)  "Demand Registration" shall mean a Company Demand
                     -------------------
Registration and/or a Newco Demand Registration.

               (k)  "Holder" shall mean, as applicable, any Person owning or
                     ------
having the right to acquire a Registrable Security from time to time.

               (l)  "Issuer" shall mean either the Company or Newco, or both as
                     ------
the context requires.

               (m)  "MRM Debentures" shall have the meaning set forth in the
                     --------------
Preamble to this Agreement. For all purposes of this Agreement, references to MRM Debentures shall be deemed to include a reference to the Voting Preferred Stock issued in connection therewith.

               (n)  "Newco" shall mean a new company organized under the laws of
                     -----
Bermuda and formed in connection with the Restructuring.

               (o)  "Newco Debentures" means the convertible debentures due 2006
                     ----------------
of Newco issued in exchange for MRM Debentures. For all purposes of this Agreement, references to Newco Debentures shall be deemed to include a reference to the Newco Voting Preferred Stock issued in connection therewith.

               (p)  "Newco Securities" shall mean, collectively, the Newco
                     ----------------
Debentures and the Newco Shares.

               (q)  "Newco Shares" shall mean shares of Common Stock of Newco
                     ------------
issuable upon exchange of MRM Debentures or upon conversion of Newco Debentures.

               (r)  "Newco Voting Preferred Stock" shall have the meaning
                     ----------------------------
assigned thereto in the Securities Purchase Agreement.

               (s)  "1934 Act" shall mean the Securities Exchange Act of 1934,
                     --------
as amended.

               (t)  "Person" shall mean any individual or a corporation,
                     ------
company, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, limited liability company, government (or agency or political subdivision thereof) or other entity of any kind.

               (u)  "Purchaser(s)" shall have the meaning set forth in the
                     ------------
Preamble to this Agreement.

               (v)  "register," "registered" and "registration" shall mean a
                     --------    ----------       ------------
registration effected by preparing and filing with the SEC a registration statement or similar document in compliance with the Act, and the declaration or ordering of effectiveness of such registration statement or document.

               (w)  "Registrable Securities" shall mean (i) the Company Shares,
                     ----------------------
(ii) the Newco Shares, (iii) the MRM Debentures (including the Voting Preferred Stock issued in connection therewith) and/or (iv) the Newco Debentures (including the Newco Voting Preferred Stock issued in connection therewith), in each case until such time as such securities have been sold pursuant to an effective registration statement or an applicable exemption from registration under the Act and are no longer subject to restrictions on transfer the Act.

               (x)  "Requisite Holders" shall mean the holders of a majority of
                     -----------------
the Registrable Securities (assuming, solely for purposes of this definition, that all MRM Debentures and Newco Debentures have been converted into Company Shares and Newco Shares, respectively, at the then applicable conversion price); provided, however, that at any time when XL holds a majority of the Registrable
--------  -------
Securities (other than RHINOS Debentures), "Requisite Holders" shall mean a majority of the Registrable Securities (other than RHINOS Debentures); and provided, further, however, that so long as XL owns at least $50.0 million
--------  -------  -------
principal amount of Debentures, XL will be deemed to own a majority of the Registrable Securities.

               (y)  "Restructuring" shall have the meaning assigned thereto in
                     -------------
the Securities Purchase Agreement.


               (z)  "RHINOS Debenture Holder" shall have the meaning set forth
                     -----------------------
in the preamble to this Agreement.


               (aa) "RHINOS Debentures" shall have the meaning assigned thereto
                     -----------------
in the Securities Purchase Agreement.


               (bb) "Rule 144" shall mean Rule 144 promulgated under the Act.
                     --------

               (cc) "SEC" shall mean the Securities and Exchange Commission.
                     ---

               (dd) "Securities Purchase Agreement" shall have the meaning set
                     -----------------------------
forth in the Recitals to this Agreement.


               (ee) "Voting Preferred Stock" shall have the meaning set forth
                     ----------------------
in the Securities Purchase Agreement.


               (ff) "XL" shall have the meaning set forth in the preamble to
                     --
this Agreement.

          1.1  Other Definitions

                                                                                             Defined
        Term                                                                                 in Section
        ----                                                                                 ----------
        "Company Demand Registration"......................................................  Section 2.1(a)
         ---------------------------
        "Indemnified Party"................................................................  Section 2.7(a)
         -----------------
        "Indemnified Person(s)"............................................................  Section 2.7(b)
         ---------------------
        "Indenture"........................................................................  Section 3
         ---------
        "Initiating Holders"...............................................................  Section 2.1(d)
         ------------------
        "Newco Demand Registration"........................................................  Section 2.1(b)
         -------------------------
        "selling security holder"..........................................................  Section 2.6
         -----------------------
        "Violation"........................................................................  Section 2.7(a)
         ---------

Other capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in the Securities Purchase Agreement.

         2. Registration Rights. The Company and Newco, jointly and severally, covenant and agree as follows:

         2.1   Demand Registrations.


               (a)  Holders of MRM Debentures/Company Shares. The Holders of (i)
                    ----------------------------------------
at least $10.0 million in principal amount of MRM Debentures or (ii) at least 9.0% of the then outstanding Company Shares shall have the right at any time to make a written request of the Company to register and, upon the receipt of such written request, the Company shall register under the Act the number or aggregate principal amount, as applicable, of Registrable Securities which are the subject of such request (each, a "Company Demand Registration").
                                      ---------------------------

               (b) Holders of Debentures/Newco Shares. (i) The Holders of at least 20% of the outstanding Registrable Securities (other than Company Shares) shall have the right, with the prior written consent of XL (so long as XL owns at least 20% of the outstanding Registrable Securities (other than Company Shares) at such time), at any time to make a written request of Newco to register and, upon receipt of such written request, Newco shall register under the Act the number of Newco Shares that are the subject of such request or that are issuable upon exchange of the Debentures that are the subject of such request (each, a "Newco Demand Registration").
                  -------------------------

               (ii) The Holders of at least 20% of the outstanding Registrable Securities (other than Company Shares) may also require, with the prior written consent of XL (so long as XL owns at least 20% of the outstanding Registrable Securities (other than Company Shares) at such time), the Company to distribute up to 20% of the Common Stock of Newco owned by the Company to the holders of Common Stock of the Company in order to create a liquid trading market for such Common Stock of Newco.

               (c) (i) In connection with a Company Demand Registration made pursuant to Section 2.1(a), the Company shall:

               (A) within ten (10) days of the receipt thereof, give written notice of such request to all Holders of Company Securities; and

               (B)  file as soon as practicable, and in any event within ninety
     (90) days of the receipt of such request, a registration statement under the Act covering all Company Securities constituting Registrable Securities (subject to the limitations of Section 2.1(d) and subject to the provisions of Section 2.6), which the Holders of the ap-plicable Company Security request to be registered, within twenty (20) days of the mailing of such notice by the Issuer in accordance with Section 4.6.

               (ii) In connection with a Newco Demand Registration made pursuant to Section 2.1(b), Newco shall:

               (A) within ten (10) days of the receipt thereof, give written notice of such request to all Holders of Newco Securities; and

               (B)  file as soon as practicable, and in any event within ninety
         (90) days of the receipt of such request, a registration statement under the Act covering all Newco Securities constituting Registrable Securities (subject to the limitations of Section 2.1(d) and subject to the provisions of Section 2.6), which the Holders of the applicable Newco Security request to be registered; within twenty (20) days of the mailing of such notice by the Issuer in accordance with Section 4.6.

               (d)  If the Holders initiating a registration request pursuant to
Section 2.1(a) and (b) (any such Holders, the "Initiating Holders") intend to
                                               ------------------
distribute the applicable Registrable Securities covered by their request by means of an underwriting, they shall so advise the applicable Issuer as a part of their request made pursuant to Section 2.1(a) or (b), as the case may be, and such Issuer shall include such information in the applicable written notice referred to in Section 2.1(c)(i)(A) or 2.1(c)(ii)(A). The managing underwriter will be selected by the majority in interest of the Initiating Holders and shall be reasonably acceptable to the applicable Issuer, or, if such Initiating Holders so direct, the applicable Issuer shall select the managing underwriter, which shall be reasonably acceptable to the Initiating Holders. In any such event, the right of any Holder to include such Holder's Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement, a custody agreement and a power of attorney, each in customary form with the underwriter or underwriters selected for such underwriting and deliver an opinion of counsel in customary form to such underwriter or underwriters.

               (e) Notwithstanding the foregoing, if the applicable Issuer shall furnish to Holders requesting a registration statement pursuant to this
Section 2.1 a certificate signed by the president or chief executive officer of the applicable Issuer stating that in the good faith judgment of its board of directors it would be materially adverse to such Issuer and its security holders for such registration statement to be filed at that time and it is therefore essential to defer the filing of such registration statement, or the filing of such registration statement would materially interfere with or otherwise adversely affect in any material respect any financing, acquisition, corporate reorganization or other material transaction or development involving such Issuer, such Issuer shall have the right to defer such filing for a period of not more than 90 days after receipt of the request of the Initiating Holders; provided, however, that each Issuer may utilize this
                           --------  -------
right no more than once in any twelve-month period.

               (f) Notwithstanding anything else in this Agreement to the contrary, neither Issuer shall be obligated to effect, or to take any action to effect, any Demand Registration pursuant to this Section 2.1 for an Initiating Holder (other than an Initiating Holder that (x) holds at least $15.0 million in principal amount of Debentures or 13.0% of the then outstanding Company Shares and (y) has not previously initiated a Demand Registration) after the Issuers have, in the aggregate, effected three (3) Demand Registrations pursuant to this
Section 2.1 and such Demand Registrations have been declared or ordered effective; provided, however, that such registrations remain effective under the
           --------  -------
Act until the earlier of (x) an aggregate of 120 days after the effective date thereof or (y) the consummation of the distribution by the Holders participating in such registration of all of the Registrable Securities covered thereby; provided, further, that a registration shall not constitute a Demand
--------  -------
Registration if (A) after such Demand Registration has become effective such registration or the related offer, sale or distribution of Registrable Securities thereunder is interfered with by any stop order, injunction or other order or requirement of the SEC or other governmental agency or court for any reason not attributable to the Initiating Holders and such interference is not thereafter eliminated or (B) the conditions specified in the underwriting agreement, if any, entered into in connection with such Demand Registration are not satisfied or waived (other than any conditions, the satisfaction of which is solely within the control of the selling Holders).

               (g) A registration will not count as a Demand Registration until it has become effective (unless the Initiating Holders withdraw the Registrable Securities or if such failure to become effective results solely from the failure of the Initiating Holders to fulfill an obligation or satisfy a condition under this Agreement, in which cases such demand will count as a Demand Registration unless the Initiating Holders agree to pay all expenses of such registration (as described in Section 2.5)). Except as provided above, the Company will pay all expenses in connection with any registration initiated as a Demand Registration, whether or not it becomes effective.

         2.2   Piggyback Registration.


               (a)  Debentures. If either Issuer proposes to register (including
                    ----------
for this purpose a registration effected by the applicable Issuer for security holders other than the Holders) any debt securities solely for cash, then the applicable Issuer shall, at such time, promptly give each Holder of Company Debentures or Newco Debentures, as the case may be, written notice of such registration setting forth the date on which such Issuer proposes to file such registration statement (which date shall be no earlier than 20 days from the date of such notice). Upon the written request of any such Holder given within twenty (20) days after mailing of such notice by such Issuer in accordance with
Section 4.6, the applicable Issuer shall cause to be registered under the Act and include in the same registration statement all of the Company Debentures or Newco Debentures, as the case may be, that each such Holder has requested to be registered and take any and all other actions reasonably necessary under United States federal or state laws or otherwise to permit such Holders to effect the proposed sale or other disposition of the Company Debentures or Newco Debentures, as the case may be.

               (b)  Company/Newco Shares. If either Issuer proposes to register
                    --------------------
any of its Common Stock or Common Stock Equivalents under the Act in connection with the public offering of Common Stock or Common Stock Equivalents solely for cash, then such Issuer shall, at such time, promptly give each Holder of Company Shares or Newco Shares, as the case may be, written notice of such registration setting forth the date on which such Issuer proposes to file such registration statement (which date shall be no earlier than 20 days from the date of such notice). Upon the written request of any such Holder given within twenty (20) days after mailing of such notice by such Issuer in accordance with Section 4.6, such Issuer shall cause to be registered under the Act and include in the same registration statement all of the Company Shares or Newco Shares, as the case may be, that each such Holder has requested to be registered and take any and all other actions reasonably necessary under United States federal or state laws or otherwise to permit such Holders to effect the proposed sale or other disposition of the Company Shares or Newco Shares, as the case may be.

          2.3 Obligations of the Issuers. Whenever required under this Section 2 to effect the registration of any Registrable Securities, the applicable Issuer shall promptly:

               (a) prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and keep such registration statement effective for a period of up to one hundred twenty (120) days or until the distribution contemplated in the Registration Statement has been completed; provided, however, that
                                                    --------  -------
         before filing any such
         registration statement or amendments thereto, the applicable Issuer will furnish to the Holders of Registrable Securities proposed to be included in any such registration statement copies of all such documents proposed to be filed and afford such Holders a reasonable opportunity to comment thereon;

               (b) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement;

               (c) furnish to the Holders of Registrable Securities proposed to be included in any such registration statement such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them;

               (d) use its best efforts to register and qualify the securities covered by such registration statement under the securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders; provided, however, that the Issuer shall not be required in
                  --------  -------
         connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such jurisdictions;

               (e) in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement in usual and customary form with the managing underwriter of such offering and, in connection therewith, the applicable Issuer shall cooperate with the managing underwriter and shall attend such meetings and travel to such places to aid in the marketing of such underwritten public offering as the underwriters may reasonably request;

               (f) notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

               (g) use its best efforts to cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the applicable Issuer are then listed;

               (h) provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration statement;

               (i) in the event of an underwritten public offering, use its best efforts to obtain, at the request of any Holder requesting registration of Registrable Securities pursuant to this Section 2, (i) an opinion, dated such date, of the counsel representing the applicable Issuer for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and (ii) a letter, dated such date, from the independent certified public accountants of the applicable Issuer, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities; and

               (j) take such other customary and reasonable actions as the Holders of a majority of the Registrable Securities to be included in such registration statement or the underwriters, if any, reasonably request in order to facilitate the distribution of such Registrable Securities.

         2.4 Furnish Information. It shall be a condition precedent to the obligations of the applicable Issuer to take any action pursuant to this Section 2 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to such Issuer such information regarding itself, the Registrable Securities held by it and the intended method of disposition of such Registrable Securities as shall be reasonably required to effect the registration of such Holder's Registrable Securities.

         2.5 Expenses of Registration. All expenses (other than underwriting discounts and commissions) incurred in connection with registrations, filings or qualifications pursuant to Section 2.1 or 2.2, including (without limitation) all registration, filing and qualification fees, SEC and state "Blue Sky" filings, printers' and accounting fees (including the cost of "cold comfort" letters, if required), fees and disbursements of counsel for the applicable Issuer and the reasonable fees and disbursements of one counsel for the Holders of Registrable Securities (selected by the Holders of a majority of Registrable Securities to be registered) included in each registration made pursuant to this Agreement shall be borne by such Issuer; provided, however, that such Issuer
                                         --------  -------
shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 2.1 if the registration request is subsequently withdrawn or the registration statement does not become effective, in each case, in the circumstances described in Section 2.1(g) (in which case all participating Holders shall severally and proportionately bear such expenses), unless the Requisite Holders agree to forfeit their right to one (1) demand registration right pursuant to Section 2.1(g).

         2.6 Underwriting Requirements. (a) In connection with any offering involving an underwriting of Registrable Securities, such Issuer shall not be required under Section 2.2 to include any Registrable Securities of a Holder in such underwriting unless such Holder accepts the terms of the underwriting as agreed upon between the applicable Issuer and the underwriters; provided,
                                                                --------
however, that under no circumstances will any Holder be obligated to make
-------
representations or provide indemnities except with respect to information reasonably required to be furnished pursuant to Section 2.4.

         (b) With respect to a registration pursuant to Section 2.1, if the total amount of securities, including Registrable Securities, requested by security holders to be included in such offering exceeds the amount of securities that the managing underwriters with respect to such registration determine in their sole discretion is compatible with the success of the offering, then the applicable Issuer shall be required to include in the offering only that number of such securities which the managing underwriters determine in their sole discretion will not jeopardize the success of the offering (the securities so included to be apportioned pro rata among the Holders according to the total amount of securities entitled to be included therein owned by each such Holder or in such other proportions as shall be mutually agreed to by such Holders); provided, however, that in no event shall
                                     --------  -------
any Registrable Securities proposed to be included in any registration be excluded from such offering if the securities of any selling security holder other than a Holder of Registrable Securities or any securities offered by either Issuer are included.

         (c) With respect to a registration pursuant to Section 2.2, if the total amount of securities, including Registrable Securities, requested by security holders to be included in such offering exceeds the amount of securities that the managing underwriters with respect to such registration determine in their sole discretion is compatible with the success of the offering, then the applicable Issuer shall be required to include in the offering only that number of such securities which the managing underwriters determine in their sole discretion will not jeopardize the success of the offering (the securities so included to be apportioned pro rata among the applicable Issuer and the selling security holders, including the Registrable Securities, according to the total amount of securities entitled to be included therein owned by each such selling security holder or in such other proportions as shall mutually be agreed to by such selling security holders).

     2.7 Indemnification. In the event any Registrable Securities are included in a registration statement under this Section 2:

          (a) To the extent permitted by law, each Issuer will indemnify and hold harmless each selling Holder, and each officer, director, employee, affiliate and each person, if any, who controls such Holder within the meaning of the Act or the 1934 Act (any of the foregoing persons, an "Indemnified Party"), against any losses, claims, damages, or liabilities
      -----------------
     (joint or several) to which they may become subject under the Act, or the 1934 Act or other federal or state securities law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively, a "Violation"): (i) any untrue statement or
                                  ---------
     alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Issuer of the Act, the 1934 Act, any state securities law or any rule or regulation promulgated under the Act, or the 1934 Act or any state securities law; and the applicable Issuer will pay to each Indemnified Party, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this
             --------  -------
     Section 2.7(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the applicable Issuer (which consent shall not be unreasonably withheld or delayed). Nor shall any Issuer be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is directly based upon a Violation which occurs in reliance upon and in conformity with written information reasonably required by Section 2.4 furnished for use in connection with such registration by any Indemnified Party, or which results from the failure of an Indemnified Party to deliver a final, amended or supplemental prospectus furnished an Indemnified Party and required to be delivered if the Violation would not have occurred if the delivery had been made.

          (b) To the extent permitted by law, each selling Holder will indemnify and hold harmless the applicable Issuer, each of its directors, officers, employees and affiliates, and each person, if any, who controls the applicable Issuer within the meaning of the Act or the 1934 Act, any other Holder selling securities in such registration statement and any controlling person of any such other Holder (any of the foregoing persons, an "Indemnified Person(s)"), against any losses, claims, damages or
         ---------------------
     liabilities (joint or several) to which any of such Indemnified Persons may become subject under the Act, or the 1934 Act or other federal or state securities law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are directly based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information reasonably required by Section 2.4 furnished by such Holder for use in connection with such registration; and each such Holder will pay, as incurred, any legal or other expenses reasonably incurred by any such Indemnified Person in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the
                                                --------  -------
     indemnity agreement contained in this Section 2.7(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld or delayed. Nor shall such Holder be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which results from the failure of any Indemnified Person to deliver a final, amended or supplemental prospectus furnished to any Indemnified Person, and required to be delivered, if the Violation would not have occurred if the delivery had been made; provided, however, that in
                                                      --------  -------
     no event shall any indemnity under this Section 2.7(b) exceed the gross proceeds from the offering received by such Holder.

          (c)  Promptly after receipt by an indemnified party under this Section
     2.7 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.7, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually and reasonably satisfactory to the parties; provided,
                                                                  --------
     however, that an indemnified party (together with all other indemnified
     -------
     parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, reasonably acceptable to the indemnifying party, with the reasonable fees and expenses of such counsel to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 2.7, but the omission so to deliver written notice to the indemnifying party will not relieve the indemnifying party of any liability that the indemnifying party may have to any indemnified party otherwise under this Section 2.7.

          (d) If the indemnification provided for in this Section 2.7 is held by a court of competent jurisdiction to be unavailable to an indemnified party or is insufficient to hold any indemnified party harmless with respect to any loss, liability, claim, damage, or expense referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative benefits received by the indemnified party on the one hand and the indemnifying party on the other, and the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

          (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control; provided, however, that any party hereto who is
                              --------  -------
     adversely affected thereby has consented in writing to such provisions in the underwriting agreement.

          (f)  The obligations of the Issuers and the Holders under this Section
     2.7 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 2, and otherwise.

     2.8 Termination of Registration Rights. This Agreement (other than the provisions of Sections 2.7, 2.9, 3, 4.6 and 4.7) shall terminate and be of no further force and effect on the first date on which no Registrable Securities are outstanding.

     2.9 "Lock-Up" Agreement. Each Issuer hereby acknowledges and agrees that for a period of 90 days after any date upon which any Holders have made a Company Demand Registration and for a period of 180 days after any date upon which any Holders have made a Newco Demand Registration, it shall not (i) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, in respect of any of its debt securities or capital stock, or any securities convertible into or exercisable or exchangeable therefor or (ii) enter into any swap, option, future, forward or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of such securities, whether any such transaction described in clause
(i) or (ii) above is to be settled by delivery of such securities, in cash or otherwise or (iii) file or cause to become effective any registration statement under the Act other than that related solely to a Demand Registration, in each case, other than such securities to be sold pursuant to the Securities Purchase Agreement and other than any securities issued pursuant to an employee benefit or employee stock option plan of the Issuer.

     3. Indenture. Upon registration of any Debentures pursuant to this Agreement, the applicable Issuer will provide a trust indenture (the "Indenture") with an independent institutional trustee meeting the qualification requirements under the Trust Indenture Act of 1939, as amended. The Indenture shall govern the terms of the Debentures so registered and contain terms substantially identical to the terms of the Debentures so registered.

     4.   Miscellaneous.

     4.1 Amendments; Waivers. The provisions of this Agreement may be modified or amended, and waivers and consents to the performance and observance of the terms hereof may be given, only by written instrument executed and delivered by each of the Company, Newco (if then a signatory) and the Requisite Holders; provided, however, that any modification or amendment which adversely affects
--------  -------
the rights of any Holder shall require the consent of such Holder unless the modification or amendment adversely affects the rights of all Holders in the same manner. The failure at any time to require performance of any provision hereof shall in no way affect the full right to require such performance at any time thereafter (unless performance thereof has been waived in accordance with the terms hereof for all pur-poses and at all times by the party to whom the benefit of such performance is to be rendered). The waiver by any party to this Agreement of a breach of any provision hereof shall not be taken or held to be a waiver of any succeeding breach of such provision or any other provision or as a waiver of the provision itself.

     4.2 After-Acquired Shares. All provisions of this Agreement shall apply to all securities and instruments (i) received by a Holder as a dividend on or other payment made to holders of shares of capital stock of the Company, or (ii) issued in connection with a split of shares of capital stock of the applicable Issuer, or as a result of any exchange for or reclassification of shares of capital stock of the applicable Issuer, or a reorganization, recapitalization consolidation or merger.

     4.3 Successors and Assigns. This Agreement and all covenants and agreements contained in this Agreement by or on behalf of the parties hereto shall bind, and inure to the benefit of, the respective successors and permitted assigns of the parties hereto.

     4.4 Rights and Obligations of Transferees. If a Holder transfers any or all of its Registrable Securities to any person in accordance with the terms of the Debentures and the Securities Purchase Agreement, such person and each subsequent transferee shall have the same rights hereunder as are given to such Holder, and shall be subject to the same obligations as are imposed upon such Holder by the terms hereof (and all references herein to a Holder shall include such transferee), unless otherwise provided herein. Any such transferee shall execute and deliver to the applicable Issuer an instrument acknowledging such transferee's rights and obligations hereunder to be consistent with this Section 4.4.

     4.5 Further Assurances. (a) Subject to the terms and conditions of this Agreement, each of the parties hereto agrees to use best efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable under applicable legal requirements, to consummate and make effective the transactions contemplated by this Agreement.

          (b) If at any time after the closing any further action is necessary or reasonably desirable to carry out the purposes of this Agreement, the parties hereto shall take or cause to be taken all such necessary or convenient action and execute, and deliver and file, or cause to be executed, delivered and filed, all necessary or convenient documentation.

          (c) Each of the Issuers agrees that after the date of this Agreement, it shall not grant any Person registration rights other than piggyback registration rights which are subordinate to the Holders hereunder with respect to any class of debt or equity security of the Issuers without the consent of the Requisite Holders, which consent shall not be unreasonably withheld.

     4.6 Notices. All notices or other communications required or permitted to be given hereunder shall be in writing and shall be delivered by hand or sent, postage prepaid, by registered, certified or express mail or reputable overnight courier service and shall be deemed given when so delivered by hand, or if mailed, three Business Days after mailing (two Business Days in the case of express mail or overnight courier service), as follows:

          (i)  If to the Company:


               Mutual Risk Management Ltd.
               44 Church Street
               Hamilton HM12
               Bermuda
               Attention:  Chief Executive Officer
               Telephone:  (441) 295-5688
               Facsimile:  (441) 292-1867

          with a copy to:


               Mayer, Brown & Platt
               190 South LaSalle Street
               Chicago, Illinois 60603
               Attention:  Richard W. Shepro
               Telephone:   (312) 782-0600
               Facsimile:   (312) 701-7711

          (ii)   If to the Purchasers:


                 XL Insurance Ltd
                 c/o XL Capital Ltd.
                 XL House
                 One Bermudiana Road
                 Hamilton HM 11
                 Bermuda
                 Attention: Paul Giordano
                 Telephone:   (441) 294-7162
                 Facsimile:   (441) 292-5280

                 First Union Merchant Banking 2001, LLC
                 One First Union Center - 12th Floor
                 201 South College Street
                 Charlotte, North Carolina 28288-0732
                 Attention:   Wellford Tabor
                 Telephone:   (704) 374-4540
                 Facsimile:   (704) 374-6711


                 High Ridge Capital Partners II, L.P.
                 105 Rowayton Avenue
                 Rowayton, Connecticut 06853
                 Attention:   James L. Zech
                 Telephone:   (203) 831-0104
                 Facsimile:   (203) 831-0480

                 Century Capital Partners II, L.P.
                 c/o Century Capital Management Inc.
                 One Liberty Square
                 Boston, Massachusetts 02109
                 Attention:   Craig Eisenacher
                 Telephone:   (617) 482-3060
                 Facsimile:   (617) 542-9398


                 Taracay Investors Company
                 104 Wallacks Point
                 Stamford, Connecticut 06902

                 Attention:  Robert Clements
                 Telephone:  (203) 862-4343
                 Facsimile:  (203) 625-8366


         (iii)   If to the RHINOS Debenture Holders:


                 Intrepid Funding Master Trust
                 c/o Wilmington Trust Company,
                 as Owner-Trustee
                 Rodney Square North
                 1100 North Market Street
                 Wilmington, Delaware 19890
                 Attention:   Mary Kay Pupillo
                 Telephone:   (302) 651-8558
                 Facsimile:   (302) 651-8882

         4.7 Governing Law; Waiver of Jury Trial. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK. ANY DISPUTE UNDER THIS AGREEMENT THAT IS NOT SETTLED BY MUTUAL CONSENT SHALL BE FINALLY ADJUDICATED BY ANY FEDERAL OR STATE COURT SITTING IN THE CITY, COUNTY AND STATE OF NEW YORK, AND THE ISSUER CONSENTS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS (OR ANY APPELLATE COURT THEREFROM) OVER ANY SUCH DISPUTE. EACH OF THE COMPANY AND NEWCO HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE FEDERAL AND NEW YORK STATE COURTS LOCATED IN NEW YORK COUNTY IN CONNECTION WITH ANY SUIT, ACTION OR PROCEEDING RELATED TO THIS AGREEMENT OR ANY OF THE MATTERS CONTEMPLATED HEREBY, IRREVOCABLY WAIVES ANY DEFENSE OF LACK OF PERSONAL JURISDICTION AND IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT. EACH OF THE COMPANY AND NEWCO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

         4.8 Severability; Interpretation. If any provision in this Agreement is agreed by the parties hereto to be, is deemed to be or becomes invalid, illegal, void or unenforceable under any law that is applicable hereto, (i) such provision will be deemed amended to conform to applicable laws so as to be valid and enforceable or, if it cannot be so amended without materially altering the intention of the parties hereto, it will be deleted, with effect from the date of such agreement or such earlier date as the parties hereto may agree, and (ii) the validity, legality and enforceability of the remaining provisions of this Agreement shall not be impaired or affected in any way.

         4.9 Table of Contents; Headings. The table of contents and section headings herein are for convenience only and shall not affect the construction hereof.

         4.10 Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto relating to the subject matter hereof and supersedes any and all prior oral or written agreements, representations or warranties, contracts, understandings, correspondence, conversations and memoranda, whether written or oral, between the parties hereto, or between or among any agents, representatives, parents, subsidiaries, affiliates, predecessors in interest or successors in interest, with respect to the subject matter hereof.

         4.11 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the parties other than Newco and delivered to the other party.

         4.12 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and the Holders and is not intended to confer any benefit upon any other person or entity or infringe upon any rights or remedies, except as contemplated in this Section 4.

         4.13 Execution by Newco. Promptly after the formation of Newco, the Company will cause Newco to execute and deliver a counterpart to this Agreement by signing in the space provided on the signature page hereof, pursuant to which Newco shall, by so executing this Agreement, become a party to this Agreement as if Newco were an original party hereto and upon which this Agreement shall constitute a valid and binding agreement of Newco, enforceable in accordance with its terms.

                           [Signature Pages Follow]

     IN WITNESS WHEREOF, the parties hereto have executed this Debentures Registration Rights Agreement as of the date first above written.

                                          MUTUAL RISK MANAGEMENT LTD.




                                          By:  /s/ Elizabeth B. Price
                                              ---------------------------------
                                              Name:  Elizabeth B. Price
                                              Title: Secretary




                                          XL INSURANCE LTD



                                          By:  /s/ Clive Tobin
                                              ---------------------------------
                                              Name:  Clive Tobin
                                              Title: President & Chief Executive
                                                     Officer



                                          FIRST UNION MERCHANT BANKING 2001,
                                          LLC




                                          By:  /s/ Frederick W. Eubank, II
                                              ---------------------------------
                                              Name:  Frederick W. Eubank, II
                                              Title: Partner

                              HIGH RIDGE CAPITAL PARTNERS II, L.P.




                              By: /s/ Steve Tynan
                                  --------------------------------
                                  Name:  Steve Tynan
                                  Title: President, Liberty Street Corp.,
                                         as general partner of Liberty Street
                                                Partners, LP,
                                         as member of High Ridge GP II LLC,
                                         as general partner of High Ridge
                                              Capital Partners II, L.P.

                              CENTURY CAPITAL PARTNERS II, L.P.
                              By:  CCP CAPITAL II LLC, its general partner




                              By:  /s/ Craig Eisenacher
                                  --------------------------------
                                  Name:   Craig Eisenacher
                                  Title:  Managing Member


                               /s/ Robert A. Mulderig
                              -------------------------------------
                              Robert A. Mulderig


                              TARACAY INVESTORS COMPANY




                              By:  /s/ Robert Clements
                                  --------------------------------
                                  Name:  Robert Clements
                                  Title:

                             INTREPID FUNDING MASTER TRUST




                             By: /s/ Mary Kay Pupillo
                                 --------------------------------
                                 Name:  Mary Kay Pupillo
                                 Title: Senior Financial Services Officer